UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 1, 2008

TRIAN ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33920 (Commission File No.)	26-1252336 (IRS Employer Identification No.)

280 Park Avenue, 41st Floor New York, New York 10017 (Address of principal executive offices)

(212) 451-3000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Amended and Restated Investment Management Trust Agreement

Effective October 1, 2008, in accordance with the terms of the Investment Management Trust Agreement dated as of January 23, 2008 (the “Original Trust Agreement”) between Trian Acquisition I Corp. (the “Company”) and Wilmington Trust Company (“Wilmington Trust”), by mutual agreement of the parties, Wilmington Trust has resigned as trustee and the Company has appointed U.S. Trust Company of Delaware (“U.S. Trust”) as successor trustee.  The Company and U.S. Trust have entered into an Amended and Restated Investment Management Trust Agreement dated as of October 1, 2008 (the “Amended Trust Agreement”), the terms of which are substantially the same as the Original Trust Agreement.  The Amended Trust Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

The Company’s trust account has been since its inception, and will continue to be, invested in U.S. Treasury bills with maturities of less than 180 days when purchased and, to a lesser extent, money market mutual funds that invest exclusively in U.S. Treasury securities.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Amended and Restated Investment Management Trust Agreement, dated as of October 1, 2008, between Trian Acquisition I Corp. and U.S. Trust Company of Delaware, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIAN ACQUISITION I CORP.

By:	____________________
Name	David I. Mossé
Title:	General Counsel, Secretary and Chief Compliance Officer

Dated:  October 1, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated Investment Management Trust Agreement, dated as of October 1, 2008, between Trian Acquisition I Corp. and U.S. Trust Company of Delaware, as trustee.